AMENDMENT TO EMPLOYMENT AGREEMENT	APR 28 2017
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of April 26, 2017, is by and between Red Trail Energy, LLC ("RTE") and Gerald Bachmeier ("Employee").
Recitals

A.	RTE and Employee are parties to an Employment Agreement dated July 8, 2010 (the "Employment Agreement").

B.	The parties enter into this Amendment to amend the Employment Agreement as set forth in this Amendment.
Agreement
In consideration of the foregoing and the covenants and agreements set forth in this Agreement, the parties agree as follows:

1.	Effective Date. The effective date of the amendments to the Employment Agreement set forth in this Amendment shall be April 26, 2017.

2.	Amendments to Employment Agreement.

a.Amendment of Term. Section 3 of the Employment Agreement (which is entitled "Term" is amended and restated to read in its entirety as follows:
"This Agreement shall be for a 12 year and 6 month (12.5 year) term commencing on July 8, 2010, and terminating December 31, 2022, subject, however, to prior termination as provided at Section 8 herein and to extension at the option of Employee as provided in the following sentence. Employee, at his option, may extend the term for one additional year (with such extended term ending on December 31, 2023) by delivering written notice of extension to RTE by not later than January 1, 2023)."

b.Amendment of Base Salary. The following sentences are added to the end of Section 4 of the Employment Agreement (which is entitled "Base Salary"):
"For the year January 1, 2018 through December 31, 2018 the base salary shall be $215,000. For the year January 1, 2019 through December 31, 2019 the base salary shall be $220,000. For the year January 1, 2020 through December 31, 2020 the base salary shall be $225,000. For the year January 1, 2021 through December 31, 2021 the base salary shall be $230,000, For the year January 1, 2022 through December 31, 2022 the base salary shall be $235,000. If Employee timely exercises his option set forth in Section 2 to extend the term for one additional year then for the year January 1, 2023 through December 31, 2023 the base salary shall be $240,000."

3.
Miscellaneous. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as expressly amended by this Amendment, the Employment Agreement remains in full force and effect and is the legal and binding obligation of the parties thereto.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
Red Trail Energy, LLC

/s/ Gerald Bachmeier                    /s/ Sid Mauch
Gerald Bachmeier                    Sid Mauch, Chairman of the Board